Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Genasys Inc.

San Diego, California

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Genasys Inc. of our report dated December 9, 2020, relating to the consolidated financial statements of Genasys, Inc., appearing in the Annual Report on Form 10-K of Genasys, Inc. for the year ended September 30, 2020 filed with the Securities and Exchange Commission on December 10, 2020.

/s/ BAKER TILLY US, LLP

San Diego, California

May 14, 2021